Exhibit 4.14

                                                               Project Agreement

                                                  Neurosciences Victoria Limited
                                                                             and
                                                     Prana Biotechnology Limited

                                                          Allens Arthur Robinson
                                                           Stock Exchange Centre
                                                              530 Collins Street
                                                        Melbourne 3000 Australia
                                                              Tel 61 3 9614 1011
                                                              Fax 61 3 9614 4661
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Project Agreement

Neurosciences Victoria Ltd and Prana Biotechnology Ltd
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11. Settlement of Disputes and Arbitration                                   18
    11.1 Dispute Resolution                                                  18
    11.2 Arbitration                                                         19

12. Termination and Breach                                                   20
    12.1 Breach by Prana                                                     20
    12.2 Termination for unsatisfactory progress                             21
    12.3.Termination of RCA with SCHERING                                    21
    12.5 Breach by NSV                                                       22

13. Termination without prejudice                                            24

14. General Warranties and Indemnities                                       24
    14.1 IP representations and warranties                                   24
    14.2 Indemnities in relation to the Project                              24

15. Assignment and Sub-Contracting                                           25

16. Force majeure                                                            25

17. Clause severance                                                         26

18. Waiver                                                                   26

19. Governing law                                                            26

20. Notices                                                                  27

21. Entire Agreement                                                         27

22. Amendments                                                               28

23. Further assurances                                                       28

24. Counterparts                                                             28

Schedule 1                                                                   29
    Financial Terms                                                          29
    Project Synopsis                                                         29

Schedule 2                                                                   36
    Project Management Committee                                             36

Schedule 3                                                                   37
    Addresses for Service of Notices                                         37

Schedule 4                                                                   38
    Budget, Shares of Project Results and Proceeds of Commercialisation      38


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Date
--------

Parties
--------

      1. Neurosciences Victoria Limited (ABN 56 094 548 973) a company incorporated in the State of Victoria and having its registered office at The Gatehouse, 2 Park Drive, Parkville 3052, Australia
            (NSV).

      2. Prana Biotechnology Limited (ABN 37 080 699 065) of 100 Dorcas St, Sth. Melbourne, Victoria (Prana)

Recitals
--------

A NSV is a company limited by guarantee to enhance scientific and technological capabilities and support scientific research in Victoria in the Field) by, amongst other things, facilitating funding, as agent for its members and certain Victorian research institutes.

B NSV has signed a research collaboration agreement ("RCA") with Schering Aktiengesellschaft, 13342 Berlin, Germany, ("SCHERING"), under which SCHERING is willing to provide financial funding to certain Projects in the Field and NSV agrees to provide certain rights to Project Results and Background IP to SCHERING.

C In furtherance of recital A and B, the Parties wish to conduct a Project in the Field.

D Prana hereby appoints NSV as agent for the purpose of receipt of Schering funding under the terms of the RCA between NSV and Schering and to facilitate the licensing of IP to Schering through NSV and for no other purposes.

E     In furtherance of Recital A and B

      (a) Prana has prepared a Project Synopsis detailing a project that it and NSV wish to have conducted in the Field;

      (b) the Project Synopsis has been discussed with and approved by SCHERING; and

      the Parties wish to agree on the terms and conditions under which


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       the research and development project will be conducted.

It is agreed as follows.

1.    Definitions and interpretation
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1.1   Definitions

      In this Agreement, unless a contrary intention appears from the context:

      Account means an account opened in accordance with clause 6.

      Background IP shall mean the Intellectual Property owned or controlled by Prana which is already in existence prior to the Commencement Date or is created independently of the Agreement and which is made available under this Agreement by Prana for the Project. Patented Background IP is identified in the Project Synopsis.

      Budget means the budget for the Project set out in the Project Synopsis and amended by the Parties only upon approval by SCHERING.

      Commencement Date means the date of this Agreement.

      Commercialise, in relation to Intellectual Property, means to develop, manufacture, sell, hire or otherwise exploit a product or process, or to provide a service, incorporating that Intellectual Property, or to license SCHERING to do any of those things; and Commercialisation is similarly construed.

      Commercialisation Proceeds means any and all royalties, licence fees and other receipts derived from Commercialisation of Project Results with or without Background IP under a Sub-licence by SCHERING.

      Committee means the Project Management Committee established under clause 5.1.

      Confidential information means all trade secrets and know-how, financial information and other commercially valuable information of whatever description and in whatever from (whether written or oral, visible or invisible) made available as Background IP or otherwise or arising as a result of the Project, but excludes the interpretation, analysis and application of general information in the public domain.

      Core Criteria shall mean the general criteria as laid out in Appendix l.5 of the RCA, that need to be fulfilled independently of any specific Project Decision Criteria in order to enable SCHERING to make its decision as to the right of first negotiation granted by NSV to SCHERING under ss. 7 of the RCA.


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      Decision Criteria means collectively the Core Criteria and the Project
      Decision Criteria.

      Earmarked Funds has the meaning given in the Members Agreement dated November 2, 2001 between NSV and its founding members, namely research funding which NSV has arranged for a particular project.

      Field means the mechanism by which beta-amyloid binds to, and inhibits, mitochondrial oxidative respiratory chain complexes resulting in Alzheimer's Disease related neurotoxicity.

                             [this space left blank]

      Intellectual Property includes all industrial and intellectual property, whether protected at common law or under statute and includes (without limitation) all inventions (both patentable and unpatentable), designs (both registered and unregistered), copyrights, circuit layouts, plant variety rights, trademarks (both registered and unregistered), samples, materials, data, know-how, results and Confidential Information.

      Key Alliance Manager - Research (KAMR) means the team established in accordance with ss. 10.4 of the RCA.

      Party means a party to this Agreement.

      Party means the research and development activities described in the Project Synopsis to be undertaken by Prana under this Agreement.

      Project Decision Criteria means the Project specific set of scientific criteria (including timelines) as listed in each Project Synopsis which have to be fulfilled and presented by NSV to SCHERING under the RCA in order to enable SCHERING to make its decision as to the right of first negotiation granted under the RCA.

      Project Results means all Intellectual Property, whether patentable or not, in relation to the Project that has been created, discovered or brought into existence as a result of or in connection with the Project by Prana at any time, excluding the Background IP.


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      Project Leaders means the project leaders from Prana and SCHERING as appointed under clause 3 (a).

      Project Management Committee means the committee established in accordance with clause 5.

      Project Synopsis means the detailed description of a research project, including a detailed work-plan for the research and/or development for the Project (including the timeline, milestones and Decision Criteria) as set out in Schedule 1 amended as agreed between the Parties in writing from time to time.

      Raw Data means that part of the Project Results comprising the data contained in the lab books regardless of their form, allowing for the verification and validation of the scientific results produced during the performance of a Project

      Steering Committee means the decision body established in ss. 10.1 of the RCA and comprising of representatives of NSV and SCHERING.

      Sub-licence is defined in clause 8.2.

      Tax invoice means a document that complies with the requirements of subsection 29-70(1) and (if applicable) section 54-50 of the A New Tax System (Goods and Services Tax) Act 1999 (Cwth).

1.2   Interpretation

      In this Agreement, unless the context indicates to the contrary:

      (a) the expression person includes a natural person, an institution, a body corporate, an agency or other body;

      (b) references to any Party to this Agreement will include the Party's legal successor (including executors and administrators) and permitted assigns;

      (c) words importing the singular will include the plural (and vice versa) and words denoting a given gender Will include all other genders;

      (d) clause headings and notes in square brackets are inserted for convenience only, and have no effect in limiting or extending the language of provisions, except for the purpose of rectifying any erroneous cross reference;

      (e) references to any document or agreement will be taken to include references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

      (f) references to any legislation or to any provision of any legislation will include any modification or re-enactment of such legislation or any legislative provision substituted for, and all legislation and statutory instruments issued under such legislation;


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      (g)   all attachments to this Agreement form part of this Agreement;

      (h) all monetary amounts referred to in this Agreement are in Australian currency.

2.    Agreement to undertake Project
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      In consideration of the mutual promises and undertakings set out in this
      Agreement, Prana hereby agrees to undertake the Project in accordance with the terms and conditions of this Agreement. Without limiting the generality of this clause 2.1, Prana must:

      (a) Work to carry out and complete the Project in accordance with the Project Synopsis, the Budget and the terms and conditions of this Agreement and in a manner which is to the satisfaction of NSV; and

      (b) obtain all licences, permits and authorities, and comply with all laws, by-laws and regulations, which may be required for the legal performance of its obligations under this Agreement.

3.    Appointment, management and retention of staff
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      Upon the start of a Project Prana must:

      (a) appoint one key personnel to undertake the lead role on the Project on behalf of Prana (Project Leader), who will manage and monitor the day-to-day operations of the Project together with a Project Leader nominated by SCHERING. It is agreed that the Project Leader appointed by Prana may be a sub-contractor of Prana. Both Project Leaders shall be members of the Project Management Committee (see clause 5). All communication among Project Leaders shall be copied to the KAMR. If any Project Leader of Prana dies, becomes incapacitated or ceases to be employed by Prana, Prana will notify NSV immediately and nominate a suitable replacement to carry out and complete Prana's obligations in respect of the Project under this Agreement. If NSV or SCHERING reasonably considers that the nominated replacement is not suitable to perform those functions, NSV may exercise its rights under clause 12.l(b);

      (b) be solely responsible for all scientists and other staff involved in the Project on behalf of the Institute, and for all their entitlements, including, but not limited to, any superannuation and workers' compensation contributions, as may legally be required to be made in respect of the engagement of each of those scientists or other staff;


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      (c)   do all things reasonably within its power to ensure that all scientists and other staff engaged by Prana undertake the Project work and act to the best of their respective skills and abilities in a diligent, professional and honest manner; and

      (d) neither during, nor for six months after the term of this Agreement, employ or attempt to employ any key personnel of another Party who has been involved in the Project without the prior written consent of that Party.

4.    Condition Precedent and Term
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4.1   Condition Precedent

      It is a condition precedent to this Agreement that NSV submits to Prana (or vice versa) and NSV (or Prana, as appropriate) approves, a Project Synopsis that fully defines the Project and includes the following in respect of the Project:

      (a)   a statement of aims;

      (b)   an outline of the strategy to be followed;

      (c)   potential outcomes;

      (d)   milestones;

      (e) the financial terms applicable to the Project as laid out in Appendix 7.5 of the RCA.

      (f)   a budget for Prana's contribution to the Project;

      (g)   resource requirements for Prana's contribution to the Project;

      (h) Background IP in existence as at the Commencement Date proposed to be used in the Project and the terms, if any, on which Prana will make its Background IP available for use in the conduct and Commercialisation of the Project.

      (i)   Prana's share of the Commercialisation Proceeds; and

      (j)   the Project Decision Criteria.

4.2   Term

      This Agreement will commence on the Commencement Date and will continue until the completion of the Project, unless terminated earlier in accordance with clause 12.


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5.    Project Management Committee and Reporting Requirements
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5.1   Appointment

      As soon as practicable after the Commencement Date, the Parties shall establish a project management committee to have overall management and evaluation of the Project (hereinafter "Project Management Committee" or simply "Committee").

5.2   Operation of Project Management Committee

      The Committee will operate as follows:

      (a) it will comprise one representative from Prana as well as the Project Leaders of Prana and SCHERING. The initial representatives are listed in Schedule 2;

      (b) it will meet monthly to review the progress of the Project and determine the programs of work to be undertaken under the Project Synopsis;

      (c) it may determine its own procedures and may confer by telephone or other electronic means;

      (d)   a resolution of the Committee must be passed by all representatives;
            and

      (e) each Party bears the cost and expenses incurred by its representatives in relation to their attendance at Committee meetings.

5.3   Semi-annual reports

      Prana's Project Leader, with support of the Schering Project Leader, must prepare and submit to the Committee and the KAMR a semi-annual report describing:

      (a) work done and achievements made (including milestones and deliverables completed) during the 6 months to which the report relates;

      (b) details of Project Results developed during the 6 months and steps taken to protect it;

      (c)   any departure from the Project Synopsis during those 6 months;

      (d) current issues relating to the performance of the Project and recommendations as to their resolution;

      (e)   the amount of funding required fur the next 6 months; and

      (f) such other matters as each Party (or its representative or appointee on the Committee) considers appropriate.

      All reports have to be approved by the KAMR.


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5.4   Annual reporting review

      During each year of the Project, the KAMR will review the adequacy of the reporting requirements set out in clause 5.3,and decide whether, and if so how, they should be amended for the following year of the Project.

5.5   Records management

      The Committee must:

      (a) maintain full and accurate data, information and records of and concerning work carried out in the Project; and

      (b) disclose or make available all such data, information and records to the Parties as and when each Party requires;

      (c) make sure that all Raw Data will be entered into a laboratory note book, dated, signed and witnessed.

      NSV and I or SCHERING has the right to review the handling of all documents, data, records and Raw Data produced for the Project during the term of this Agreement. Time and location of such review shall be coordinated with Prana.

5.6   Final report

      The Committee must submit through the Project Leaders to the KAMR and the Steering Committee a final report in writing within 30 days of completion of the Project. The final report will describe, in reasonably informative detail:

      (a)   the conduct of the Project;

      (b)   the results;

      (c)   Project Results obtained in the performance of the Project;

      (d)   Background IP used in the performance of the Project; and

      (e)   Background IP required for Commercialisation of the Project Results,

6.    Budget and GST
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      (a)   The initial Budget for the Project is set out in Schedule 4 and shows:

            (i) the amount of funds allocated to Prana to undertake and perform its responsibilities under the Project Synopsis (Research Funds); and

            (ii) the proportion, if any, to which NSV is entitled as its administration fee in consideration of fulfilling its obligations under this Agreement, (NSV Proportion) provided that the NSV Proportion will be zero where an allocation has already been made in respect of the Project under the arrangements set out in the Members' Agreement.


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      (b)   On, before, or as soon as practicable after, the Commencement Date,
            NSV will, if it does not already have an appropriate account, open an account and will deposit into that existing or new account such funds as it has received from SCHERING as agent for Prana to enable the Project to be conducted.

      (c) In consideration of Prana undertaking the Project, NSV will draw on the Account to provide Prana the amount setout in sub-paragraph
            (a)(i) above as quarterly instalments.

      (d) If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. In this Agreement 'Consideration' and 'Taxable Supply' each has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and 'GST Amount' means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply.

      (e) No Party is required to provide any amount of GST to any other (and may withhold any amount required at law) unless the other issues a Tax Invoices to that Party.

      (f) NSV is not required to provide any amounts under this Agreement to the extent that SCHERING who has committed to provide research funding to NSV in respect of the Project defaults on those commitments leaving insufficient funds in the Account to enable NSV to provide such amounts.

      (g) NSV must use all reasonable endeavours to enforce its rights against SCHERING if SCHERING defaults on the commitments referred to in paragraph (f).

7.    Ownership and rights in relation to Intellectual Property
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7.1   Background IP

      (a) For the specific purposes of allowing the Project to proceed and for commercialisation of Project Results (and only for those purposes), Prana will make available to the Project the Background IP (as defined) in respect of Prana whether directly as a result of Prana's ownership of that Background IP or as a result of agreements entered into with the owner(s) of that Background IP.

      (b) The Parties acknowledge and agree that the Background IP will remain the property of Prana or the owner(s) referred to in paragraph (a).


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      (c)   The Project Leader will endeavour to maintain a register recording such Background IP as is made available by Prana for the Project, provided that failure to include an item of Background IP on this register does not preclude the Parties from using Background IP as permitted under this Agreement where that Background IP is made available under this Agreement or is included in the definition of 'Background IP'.

      (d) Prana grants to NSV, a worldwide, non-exclusive, royalty-free, sub-licensable licence to Commercialise the Background IP but only to the extent required for NSV to exercise its rights to Commercialise the Project Results granted under clause 7.2.

7.2   Project Results

      (a) All Project Results created in relation to the Project, upon creation, vest in and will become and remain the property of Prana only subject to Prana's contractual agreements with the University of Melbourne in relation to this Agreement. Prana is free to deal with, Commercialise, dispose of or encumber any interest which it might hold in Project Results outside the Field as it sees fit.

      (b) Subject to clause 8.1, no Party will deal with, Commercialise, dispose of or encumber any interest which it might hold in Project Results in the Field, except as authorised in this Agreement, or with the written consent of the ether Party to this Agreement.

      (c) Each Party will co-operate with each other Party and promptly do all acts and things and execute all documents which may be necessary for the purpose of vesting ownership of the Project Results in Prana as contemplated by this clause 7.2.

      (d) Prana grants to NSV, a first right of refusal to negotiate a worldwide exclusive royalty-bearing sub-licensable licence to Commercialise the Project Results in the Field in accordance with clause 8 of this Agreement

      (e) As soon as the Project Leaders are notified under clause 9.1 (a) of the creation of any Project Results then, if that Project Results alone or together with any Background IP, meets the Project Decision Criteria, the Project Leaders will within 14 days notify all Parties and the Steering Committee in writing that, from the date of notification, NSV may exercise its right of first refusal to license such Project Results and any relevant Background IP and present NSV with sufficient data to make a decision on the exercise of its right of first refusal.


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      {f)   The Parties are aware of the fact that after NSV has received such notification and data in accordance with clause 7.2(e), NSV has the obligation under the RCA to immediately notify SCHERING which has an exclusive right of first negotiation for a sublicence to all Project Results and Background IP notified to NSV under this Agreement.

      (g) Under the RCA SCHERING has the right to evaluate the relevant Project Results and Background IP during a period of 90 days after notification and presentation of sufficient data by NSV. The Parties hereby acknowledge and agree to this right.

      (h) SCHERING has further the right under the RCA, at its cost, to scientifically check the data, including, where necessary and applicable, a reevaluation of the experiments or tests. If such case the above mentioned period of 90 days may be extended by another 60 days to allow for such tests. If SCHERING requires access to Project Results in order to decide if the Project Decision Criteria have been met, Prana hereby agree (i) to SCHERING's right under ss.
            8.2 of the RCA to perform a due diligence on the Project Results and the Background IP and (ii) to apply reasonable efforts to execute, support and facilitate such access for SCHERING.

      (i)   After SCHERING has informed NSV within the timelines mentioned in
            7.2 (g) and (h) respectively above by written notice whether the Decision Criteria have been met and whether SCHERING wishes to obtain a sub-license from NSV, NSV will immediately notify Prana accordingly whether NSV wants to exercise its right of first refusal to negotiate a licence to the relevant Project Results and Background IP.

      (j) The Decision Criteria may only be amended in accordance with the RCA. Any amendment of the Decision Criteria will be notified to Prana in writing and will become an integral part of this Agreement and the Project Synopsis on the date of that notification.

            (i) The rights granted to NSV or SCHERING in respect of Project Results are subject to a right in favour of Prana to use and disclose for educational and research purposes to the extent allowed by Clause 10 (Confidentiality and Publications)

7.3   NSV has no rights outside the Field

      NSV Specifically acknowledges that it has no rights to use Project Results or Background IP outside the Field. Without limiting the generality of the foregoing, NSV specifically acknowledges that it has no rights to use Project IP or Background IP to develop products for therapeutic use or have any right of first


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      refusal to negotiate any rights to Commercialise any Project Results or
      Background IP for therapeutic purposes outside the scope of this Agreement.

8.    Commercialisation of IP
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8.1   Decline of First Right of Refusal

      If NSV does not exercise its first right of refusal in accordance with clause 7.2, unless the Parties agree otherwise, NSV's rights under clauses
      7.1 and 7.2 will terminate and its rights to the Project Results and Background IP will revert; to Prana who, subject to clause 9.3, will be free to commercialise and otherwise deal in that Intellectual Property as they see fit.

8.2   Exercise of First Right of Refusal

      If NSV does exercise its first right of refusal in accordance with clause
      7.2 (i), Prana appoints NSV as its agent to negotiate a sub-licence in the Field, (Sub-licence) with SCHERING to Commercialise the Project Results and (as necessary to Commercialise the Project Results) the Background IP, and the following provisions will apply:

      (a) NSV will use all reasonable endeavours to negotiate the Sub-licence, according to the following:

            (i) the Sub-licene will be world-wide and exclusive in respect of Project Results only, and non-exclusive in respect of Background IP;

            (ii) the Sub-licence will be royalty-bearing, with royalty rates and any licence fees and milestone payments set out in Appendix 7.5 [(financial terms)] of the RCA and royalty payments calculated by reference to Net Sales as defined in the RCA;

            (iii) the term of the Sub-licence will be for the duration of the last to expire anywhere in the world of the patents generated in respect of the Project Results, provided that the royalty obligations may expire on a country-by-country basis as patent protection in respect of the Commercialisation of the Project Results expires in each country; and

            (iv) NSV may not enter into any binding Sub-licence without Prana's written approval, which may not be unreasonably withheld.

      (b) If any Sub-licence is entered into, Prana will be deemed to have immediately:


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            (i)   granted to NSV a reciprocal licence to Commercialise the
                  Project Results and Background IP as necessary to enable NSV to fulfil its obligations to SCHERING under the Sub-licence; and

            (ii) appointed NSV its agent to receive Commercialisation Proceeds under the Sub-licence on their behalf.

      (c) If NSV and SCHERING, after good faith negotiations, are unable to agree on the terms of a Sub-license within 6 months of NSV exercising its first right of refusal under clause 7.2, unless the Parties agree otherwise, NSV's rights under clauses 7.l and 7.2 will terminate and its rights to the Project Results and Background IP will revert to Prana who, subject to clause 9.3, will be free to commercialise and otherwise deal in that Intellectual Property as they see fit.

8.3   Share of Proceeds

      NSV will receive and hold the Cmmercialisation Proceeds in accordance with clause 8.4 as agent for Prana in the proportions specified in Item 3 of Schedule 4. If no such proportions are specified, then the proportions specified in Item 2 of Schedule 4 will apply.

8.4   Use and Distribution of Proceeds

      NSV will:

      (a) collect and pay all Commercialisation Proceeds and any funds NSV receives from SCHERING for the purposes of identifying, maintaining, enforcing or defending Intellectual Property into the Account;

      (b) draw on the Account to meet its agreed administration fee payable in connection with Commercialising the Project Results, which fee will be 12.5% of all Commercialisation Proceeds, unless otherwise specified in Item 3 of Schedule 4 or agreed in writing by all Parties;

      (c)   draw on the Account as permitted under clause 9.2; and

      (d) draw on the Account to pay any money due to the owners of Background IP as a result of the Commercialisation.

      (e) distribute the balance to Prana in accordance with the proportions determined under clause 8.3.


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9.    Identification, maintenance, enforcement and defence of Intellectual
      Property
--------------------------------------------------------------------------------

9.1   Identification of Project Results

      (a) Prana must notify the Project Leaders of the creation of any Project Results as soon as practicable after such creation.

      (b) Prana will use its best efforts to ensure that its employees, agents and sub-contractors under its supervision or other persons participating in the Project:

            (i)   will identify Project Results generated or developed by them;

            (ii) will promptly communicate details of it to the Project Leaders; and

            (iii) will promptly do all acts and things and execute all documents necessary for the purpose of vesting ownership of the Project Results in Prana as contemplated by clause 7.2.

      (c) If Prana considers that a particular development arising from that Project may be patentable or the subject of other forms of Intellectual Property protection, Prana will promptly communicate details of that development to the Project Leaders.

      (d) The Project Leaders will advise the KAMR whether the development warrants pursuing patent protection, or other forms of Intellectual Property protection, and if it does, of what nature and in which countries protection should be sought.

      (e) If required by the KAMR, the Committee will discuss with SCHERING the matters referred to in paragraph (d) and the question which party shall have the obligation to file, maintain, prosecute, enforce and defend such Intellectual Property. The Committee will allow any final decision under this clause to be solely up to SCHERING.

      (f) All registrable Project Results will be applied for in the name of the owner of that Project Results as determined under clause 7.2.

      (g)   Except as expressly stated otherwise in this Agreement:

            (i) Prana will be responsible for application, prosecution, maintenance, enforcement or defence of any form of Intellectual Property protection in respect of its Background IP and will keep NSV reasonably informed of, and co-operate, at NSV's cost, with any reasonable request of NSV in connection with, such matters; and

            (ii) nothing will require Prana to apply its own funds (other than those held by NSV on its behalf) towards the application, prosecution.


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                  maintenance, enforcement or defence of any form of
                  Intellectual Property protection in respect of Project
                  Results.

9.2   Primary responsibility for Project Results

      (a) NSV, subject to the rights of SCHERING and Prana referred to in clause 3.1 above and ss. 9 of the RCA, will be responsible for applying, maintaining, prosecuting, enforcing and defending any form of Intellectual Property protection in respect of Project Results in close consultation with SCHERING.

      (b) NSV may meet any expenses incurred under this clause 9 out of any funds NSV receives from SCHERING dedicated explicitly to the purposes of maintaining, enforcing or defending any Intellectual Property and which NSV deposits into the Project Account.

9.3   Reversion of Project Results

      If:

      (a) SCHERING does not take reasonably adequate steps to protect the Project Results; or

      (b) an NSV request under clause 9.2 for funds to obtain protection of Project Results is refused,

      Prana may protect the Project Results and/or incur the expense (as the case may be) and all rights thereafter obtained as a result of those funds will be excluded from the first right of refusal under clause 7.2(d).

9.4   Assistance

      Prana will, at its cost, provide all information to NSV and SCHERING (as the case may be) and execute all documents and do all acts and things necessary or desirable to enable the adequate and timely preparation of all documents necessary or desirable for the application, prosecution, maintenance, enforcement or defence of any registrations or other protection of the Project Results, including, without limitation:

      (a) signing, and procuring all inventors to sign, all powers of attorney and other forms required for the orderly prosecution of patent applications; and

      (b) lending its name to any infringement or defence action either as a direct party or a third party.

      Other than the obligations in this 9.4, Prana will not be liable for any costs associated with an infringement or defence action initiated by NSV or SCHERING.

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9.5   Protection of Intellectual Property

      (a)   Prana will disclose to NSV immediately it becomes aware, details of:

            (i) any infringement or alleged infringement by any person of any Project Results, Background IP or any Intellectual Property of a third party relevant to the Project or relevant to the Commercialisation of the Project Results and Background IP, in the Field; and

            (ii) any claim or alleged claim by any person that Commercialisation of the Project Results, Background IP or any Intellectual Property of a third party relevant to the Commercialisation of the Project Results and Background IP constitutes an infringement of the rights of that person, in the Field.

      (b) Unless the Parties otherwise agree, NSV will, in accordance with the terms of the Sub-licence (if any) take all reasonable steps to enforce and defend the Project Results, in the Field, as it sees fit, in consultation with Prana, but subject to any rights of SCHERING. At NSVs request, Prana agrees to give NSV all assistance which may be reasonably required in order to enforce and defend the Project Results.

      (c) Prana will maintain, enforce and defend any Background IP which is the subject of a Schering sub-license under this Agreement, at Prana's own expense;

      (d) If NSV decides not to initiate proceedings against any alleged infringer in relation to alleged infringements of Project IP in the Field, Prana will not do so without NSV's prior written consent, such consent to be given at NSV's discretion and on such conditions as NSV sees fit, including, without limitation, satisfaction of issues such as apportionment of proceeds, recovery of NSV's costs and indemnification of NSV against adverse judgment.

      (e) NSV has the right to assign all rights vested in NSV under this Agreement with regard to filing, maintenance, prosecution, enforcement and defence of Project Results to SCHERING.

9.6   Proceeds of Infringement

      If NSV recovers any damages or accounts of profit in taking any action against any alleged infringer of Project Results, in the Field, the amounts of any such judgment and any costs recovered by NSV will be first applied to reimburse reasonable external costs and expenses (including external legal costs) incurred by NSV, Prana and SCHERING. The balance, if any, will be apportioned in accordance


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      with the terms of the Sub-licence (if any) and then to Prana in accordance with this Agreement as if it were Commercialisation Proceeds.

10.   Confidentiality
--------------------------------------------------------------------------------

10.l  Confidentiality Obligations

      (a) Each Party agrees that it will keep secret and confidential and not use or disclose to any other legal entity all Confidential Information made available by another Party other than as necessary for the purposes of this Agreement, save that NSV may disclose Confidential Information to third parties in confidence as reasonably necessary for the Commercialisation of the Project Results.

      (b) The obligations imposed on a Party by this clause will not apply to Confidential Information which:

            (i) prior to disclosure is in the public domain or in published literature or subsequent to disclosure to the Party becomes part of the public domain or is published other than as a result of an unauthorised act or failure to act by that Party;

            (ii) is received by a Party from a third party without any obligation to hold in confidence and which has not been obtained by that third party directly or indirectly from any Party;

            (iii) is independently developed by an employee or officer of the
                  Party owing the obligation of confidentiality while having no knowledge of the other Party's Confidential Information; or

            (iv) the Party claiming confidentiality has identified in writing as being released from the obligation of confidentiality.

      (c) A combination of information will not be taken to be in the public domain merely because it contains information in the public domain.

      (d) Confidential Information will not be taken to be in the public domain merely because it is embraced by a general disclosure in the public domain.

      (e) The receiving Party has the onus of showing that any of the above exceptions apply.

      (f)   Each Party will ensure that:

            {i) its respective employees who participate in the Project or acquire access to Confidential Information, will comply with the obligations of confidentiality as though parties to this Agreement; and


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            (ii)  any of the above mentioned employees who cease to be employed by the Party will continue to be bound by such obligations of confidentiality.

      (g) The obligations of confidentiality imposed on a Party will survive termination of this Agreement.

10.2  Publications

      (a) The Parties will use their best endeavours to ensure nothing is done which might prejudice the subsistence or Commercialisation of Confidential Information or Project Results. In particular, the Parties will not publish or disclose any such Confidential Information or Intellectual Property to any third person so as to preclude the grant of a patent in respect of the Project Results or cause the loss of Intellectual Property in any Confidential Information.

      (b) Prior to any publication the Party wishing to publish material (the Requesting Party) must forward a request in writing to NSV and/or SCHERING seeking permission to publish the material.

      (c) The Requesting Party may not publish results of the Project without the consent of SCHERING. If the Requesting Party requests in writing that SCHERING consent to a publication, SCHERING may not withhold that consent unless in its reasonable view the publication includes Confidential Information being part of Project Results and within the Field and the publication would adversely affect protection or Commercialisation of the Project Results within the Field. If the Requesting Party makes such a written request and receives no response from SCHERING within 90 days, SCHERING will be deemed to have consented to the proposed publication.

11.   Settlement of Disputes and Arbitration
--------------------------------------------------------------------------------

11.1  Dispute Resolution

      (a) If a dispute arises between the Parties in connection with the Agreement, the Parties undertake in good faith to settle the dispute,

      (b) Any dispute or difference arising between the Parties which cannot be resolved between them will be resolved in accordance with the following procedure:

            (i) the Party claiming that a dispute exists will notify the other Party that a dispute exists and forthwith submit such dispute or difference to


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                  the Committee for resolution. The Committee shall decide under consultation of the KAMR.

            (ii) if the Committee and the KAMR are unable to resolve the dispute or difference within a reasonable time, a meeting will be convened forthwith between senior representatives of the disputing Parties not being members of the Committee for resolution of the dispute or difference. If the dispute or difference concerns any matter being of material interest for SCHERING (e.g. such as rights to Background IP or Project Results, or publication issues) the senior representatives shall also confer with the SCHERING member(s) of the Steering Committee to resolve the dispute or difference.

      (c) Each Party acknowledges that the compliance with these provisions is a condition precedent to any entitlement to a claim, relief or remedy, whether by way of proceedings in a court of competent jurisdiction or by arbitration proceedings under this Agreement or otherwise in respect of such dispute or difference. However this will not preclude any Party from seeking urgent interlocutory relief in a court of competent jurisdiction.

11.2  Arbitration

      If any dispute or difference arises between the Parties to this Agreement which cannot be resolved between them in accordance with clause 11.1, and which does not impinge upon a question of law or call for the rectification of this Agreement, such dispute will forthwith be referred for determination at Melbourne, by an arbitrator agreed on by the Parties to the dispute or difference. If such Parties are unable to agree upon an arbitrator the matter will be dealt with in accordance with the laws relating to expedited commercial arbitration for the time being in force in Victoria.

11.3  SCHERING as intended Third Party Beneficiary

      Reference is hereby made to the RCA between SCHERING and NSV. The Parties recognise that as a result of the above-referenced agreement SCHERING has a material interest in the performance of this Agreement by the Parties hereto. Accordingly, to the extent that this Agreement grants to NSV any right, remedy or claim under or by reason of this Agreement, SCHERING may also enforce any such right, remedy or claim against Prana on its own behalf. Where this Agreement refers to a provision of the RCA under which SCHERING has a right, remedy or claim against Prana, SCHERING may enforce that right, remedy or claim directly against Prana under this Agreement.


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12.   Termination and Breach
--------------------------------------------------------------------------------

12.1  Breach by Prana

      (a) If Prana breaches or fails to perform any material term of this Agreement, and the breach is capable of remedy by performance or otherwise, NSV may serve on Prana a notice requiring it to remedy that breach. Prana must, at its cost, use its best endeavours and take all reasonable steps to remedy the breach within 90 days of receipt of the notice.

      (b) Subject to NSV's rights under clause 3(a) Prana's inability or failure to carry out or complete the Project due to the loss of the services of key personnel (whether by way of resignation, dismissal, loss of tenure or otherwise) is considered to be a breach that is capable of remedy for the purposes of this clause 12.

      (c) If Prana has not remedied the breach to NSV's reasonable satisfaction within 90 days of receipt of the notice, NSV may, in addition to any other rights it may have under this Agreement, take one or more of the following steps:

            (i) require Prana to continue to make available to NSV (by way of licence, mutually agreed assignment, or otherwise), as necessary to enable NSV to fulfil its obligations to SCHERING, all of Prana's interest in any Project Results and any associated Background IP on terms to be agreed in good faith having regard to the nature of the material breach, the nature of the Intellectual Property, the nature of NSV's obligations to SCHERING and any other relevant factors;

            (ii) if NSV enforces its right under paragraph (i) to have the Project Results and Background IP continue to be made available, require Prana to continue to comply with its obligations under clause 9 of this Agreement in relation to that Project Results and Background IP and not do anything in relation to that Project Results and Background IP which may prejudice NSV's ongoing rights in that Project Results and Background IP;

            (iii) terminate Prana's participation in the Project;

            (iv) require Prana to assist, at Prana's cost, NSV to find a suitable substitute to conduct any or all of Prana's outstanding role in the Project;

            (v) require Prana to fully indemnify NSV in respect of all liabilities and expanses incurred by any of them in respect of Prana's default


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                  under this Agreement, including the costs associated with
                  finding a suitable substitute under paragraph (iv) above; and

            (vi) terminate this Agreement in respect of Prana or in respect of all Parties without prejudice to the rights granted under clauses 7 and 8.

      (d) If NSV terminates this Agreement under this clause than the following provisions shall apply to any funds still held by NSV as agent for Prana:

            (i) Prana hereby authorises and directs NSV to transfer the funds as agent for Prana to another project or new project(s) (the new project or projects) as determined by NSV;

            (ii) the participating institutes in respect of the new project or projects may include Prana;

            (iii) funds so transferred shall become 'Earmarked Funds' for the new project or projects; and

            (iv) upon NSV determining to transfer funds to a project or new projects under this clause, NSV shall cease holding the transferred funds as agent (and, to the extent that those funds were also being held as agent on trust, on trust) for Prana and commence holding them as agent (and, to the extent that those funds will also be held as agent on trust, on trust) far the participating institutes in respect of the new project or projects.

12.2  Termination for unsatisfactory progress

      The KAMR will regularly review the progress of the Project with the Project Leaders and if the KAMR considers the Project is not progressing to its reasonable satisfaction, NSV may terminate this Agreement by 6 months prior written notice to the Institute(s). If NSV terminates this Agreement under this clause then NSV will have no further obligation to provide funds after the effective date of termination and the provisions of Section 12.1 (d) shall apply to any funds still held by NSV.

12.3  Termination of RCA with SCHERING

      If in case of termination or expiry of the RCA the Project under this Agreement is not completed, the Project may be continued until finished under this Agreement and the RCA will still apply; provided however that the funding provided in the Project budget will not be raised after termination or expiry of the RCA.

12.4  Termination for insolvency etc.

      Unless the Parties agree otherwise, this Agreement will terminate if NSV:


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      (a)   stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

      (b)   is insolvent within the meaning of section 95A of the Corporations
            Act;

      (c) must be presumed by a court to be insolvent by reason of Section 459C(2) of the Corporations Act;

      (d) fails to comply with a statutory demand (within the meaning of Section 459F(1) of the Corporations Act);

      (e) has an administrator appointed over all or any of its assets or undertaking or any step preliminary to the appointment of an administrator is taken;

      (f) has a controller within the meaning of section 9 of the Corporations Act or similar officer appointed to all or any of its assets or undertaking; or

      (g) has an application or order made, proceedings commenced, a resolution passed or proposed in a notice of meeting, an application to a court made or other steps taken against or in respect of it (other than frivolous or vexatious applications, proceedings, notices or steps or voluntary applications or of proceedings for the purposes of reconstruction) but specifically excluding voluntary applications related to bankruptcy or insolvency for its winding up, deregistration or dissolution or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them.

12.5  Breach by NSV

      (a) If NSV breaches or fails to perform any material term of this Agreement, and the breach is capable of remedy by performance or otherwise, Prana may serve on NSV a notice requiring it to remedy that breach.

      (b) NSV must, at its cost, use its best endeavours and take all reasonable steps to remedy the breach within 90 days of receipt of the notice.

      (c) If NSV has not remedied the breach to Prana's reasonable satisfaction within 90 days of receipt of the notice, Prana may, in addition to any other rights it may have under this Agreement, take one or more of the following steps:

            (i) require NSV to cease representing that it is an agent for Prana in relation to the Project;

            (ii) require NSV to pay all monies held in the Project Account and any Commercial Proceeds to Prana in the proportions applicable under clause 8.3;


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            (iii) require NSV to assign or co-operate in procuring the assignment to Prana of the benefit of any arrangements NSV has with SCHERING; and

            (iv) require NSV to fully indemnify Prana in respect of all liabilities and expenses incurred by it in respect of NSVs default under this Agreement, including the costs associated with the assignment referred to in paragraph (iii) above.

      (d) In case of Section 12.5(c) Prana agrees to SCHERING having the right, at its option, to replace NSV as a contract partner to this Agreement to the extent that all indemnifications or obligations of NSV towards Prana, which are borne prior to such substitution by SCHERING will remain with NSV. All indemnification obligations of SCHERING towards Prana, which are borne after such substitution of NSV, will remain with SCHERING.

12.6  Termination report

      (a) In all cases of termination of this Agreement under this clause 12, Prana will compose a termination report containing all Project Results created up to the date of termination of this Agreement. clause 5.6 shall apply to the termination report accordingly. The termination report shall be signed by the Project Leader of Prana and the Head of Prana as well as countersigned by the KAMR. The termination report shall be promptly submitted to the Steering Committee which shall be considered as notification of relevant Project Results under clause 7.2 (e) giving NSV and SCHERING the right to evaluate their interest in the Project Results and, if the case may be, to exercise their options, in accordance with the provisions of clauses 7.2 and 8.

      (b) If NSV has notified Prana in accordance with clause 7.2 that NSV and SCHERING do not want to exercise their rights of first refusal, Prana shall will be free to continue the Project at its own expense; provided however that Prana will not raise funding from a third party for a period of 12 months after SCHERING has declined its option. Prana will notify NSV and SCHERING before they solicit third party funding after the 12 months period in order to give NSV and SCHERING the opportunity to reintegrate the Project into the Project portfolio under the RCA and to provide the funding under the RCA. NSV and SCHERING shall have 30 days to decide whether the Project shall be reintegrated into the portfolio and the funding requested by Prana. NSV shall notify Prana in writing upon the decision. The Parties hereby acknowledge that Prana will have the opportunity to demonstrate any added value created in the Project during the 12 months


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            period and to re-negotiate the commercial terms which would apply to reintegration of the Project, to reflect the added value that Prana has created during the 12 months period.

13.   Termination without prejudice
--------------------------------------------------------------------------------

      Termination of expiry of this Agreement for any reason, does not affect:

      (a) any rights and obligations of the Parties which have accrued prior to such termination or expiry; and

      (b) any rights and obligations of the Party which by their nature survive termination including without limitation rights and obligations under clauses 10 and 14.2.

14.   General Warranties and Indemnities
--------------------------------------------------------------------------------

14.1  IP representations and warranties

      Prana represents and warrants that:

      (a) if is the owner of, or is otherwise entitled to provide, the Background IP which makes it available under this Agreement; and

      (b) it has adequate arrangements in place with its employees, agents and sub-contractors to enable it to grant the licences to its Project Results under this Agreement.

      (c) to the best of its knowledge as at the Commencement Date any Commercialisation of its Background IP and Project Results as permitted under this Agreement does not (and, unless it notifies NSV in writing to the contrary during the term of this Agreement, will not) infringe the rights of any third party.

14.2  Indemnities in relation to the Project

      Each Party will indemnify (Indemnifying Party) each other Party and the officers, employees and any scientists engaged by it (Those Indemnified) against all claims, liability, loss, damage, costs and expenses (including but not limited to legal costs on a solicitor and own client basis) which may be incurred by Those Indemnified arising out of or in connection with:

      (a) any personal injury suffered by or the death of Those Indemnified or any loss or damage to property, real or personal, of an Those Indemnified caused by any negligent act or omission of the Indemnifying Party or


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            officers, employees and any scientists engaged by it in the course of carrying out the Project;

      (b) any claims, actions or proceedings by any third party against Those Indemnified for any personal injury suffered by or the death of that third party, or any loss or damage to property, real or personal, of that third party caused by any negligent at or omission of the Indemnifying Party or officers, employees and any scientists engaged by it in the course of carrying out the Project; and

      (c) any breach of any representation or warranty provided by the Indemnifying Party under this Agreement.

15.   Assignment and Sub-Contracting
--------------------------------------------------------------------------------

      Prana may not assign or transfer any of its rights or obligations under this Agreement, nor sub-contract a substantial part of its obligations under the Project, without the prior written consent of NSV such consent not to be unreasonably withheld. NSV may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Prana such consent not to be unreasonably withheld.

16.   Force majeure
--------------------------------------------------------------------------------

      (a) Where a Party is unable, wholly or in part, by reason of force majeure, to carry out any obligation under this Agreement, and that
            Party:

            (i) gives each other Party prompt notice of that force majeure including reasonable particulars, and, in so far as known, the probable extent to which it will be unable to perform or be delayed in performing that obligation; and

            (ii) uses all possible diligence to remove that force majeure as quickly as possible,

            that obligation is suspended so far as it is affected by force majeure during the continuance of that force majeure and that Party will be allowed a reasonable extension of time to perform its obligations.

      (b) If, after 30 days, the force majeure has not ceased, the Parties will meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution to the problem.

      (c) The requirement that any force majeure must be removed with all possible diligence does not require the settlement of strikes, lockouts or other labour


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            disputes or claims or demands by any government on terms contrary to the wishes of the Party affected.

      In this clause, force majeure means an act of God, strike, lockout or other interference with work, war (declared or undeclared), blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi governmental restraint, expropriation, prohibition, intervention, direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi governmental approvals, consents, permits, licenses, authorities or allocations, and any other cause, whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of the Party affected.

17.   Clause severance
--------------------------------------------------------------------------------

      Any provision of this Agreement that is held void by a court of competent jurisdiction or is voidable by a Party or is or becomes at that time unlawful or unenforceable will, to the extent to which it is void or voidable or is unlawful or unenforceable, be deemed to be excised from and not form part of this Agreement, without affecting the validity or enforceability of the remaining provisions to the fullest extent permitted by law or in equity.

18.   Waiver
--------------------------------------------------------------------------------

      A waiver by a Party of any rights arising from a breach or non-observance by any other Party of a term of this Agreement will not be taken to operate in any way as a waiver of any rights arising from any subsequent continuation of that breach or non-observance, or any further or other breach or non-observance of the same or any other term.

19.   Governing law
--------------------------------------------------------------------------------

      (a) This Agreement will be governed by and construed in accordance with the law for the time being in force in Victoria.

      (b) With respect to any legal action or proceedings which may be brought in relation to this Agreement or any transaction contemplated by this Agreement, each Party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria.


--------------------------------------------------------------------------------
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Project Title = AB Interactions with mitochondrial respiratory chain complexes
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

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

20.   Notices
--------------------------------------------------------------------------------

      (a) Any notice, request, consent or other communication in connection with this Agreement must be in writing and;

            (i)   left at the address of the addressee;

            (ii) sent by prepaid- ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee;

            (iii) sent by facsimile to the facsimile number of the addressee; or

            (iv) if the addressee has given written notice of another address or facsimile number, sent to that address or facsimile number.

      (b)   The address and facsimile number of each Party is as specified in
            Schedule 3.

      (c) A notice, request, consent or other communication takes effect from the time it is received unless a later time is specified in it.

      (d) A notification of change of address will not take effect until each other Party notifies the Party changing its address that the notice of change of address has been received.

      (e)   A letter or facsimile is taken to be received:

            (i) for a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

            (ii) for a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient. However, if transmission is completed after 5:00pm on a business day or is sent on a day that is not a business day, the message is taken to have been received at 8:00am on the next business day.

21.   Entire Agreement
--------------------------------------------------------------------------------

      This Agreement and the Agency Agreement between NSV and Prana contain the entire agreement between the Parties with respect to their subject matter and supersede all prior agreements and understandings between the Parties in connection with it. In case that the Agency Agreement contradicts any provision contained in this Agreement, the provisions of this Agreement shall prevail.


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Project Title = AB Interactions with mitochondrial respiratory chain complexes
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

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

22.   Amendments
--------------------------------------------------------------------------------

      No agreement or understanding varying or extending this Agreement will be legally binding unless it is in writing signed by all Parties.

23.   Further assurances
--------------------------------------------------------------------------------

      Each Party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

24.   Counterparts
--------------------------------------------------------------------------------

      This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 28
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

Schedule 1

Financial Terms
--------------------------------------------------------------------------------

This is a Financial Category 2 Project (Appendix 7.5 of the Research Collaboration Agreement):

--------------------------------------------------------------------------------
Payments                        Category 2
                                (Validated Drug Target)
--------------------------------------------------------------------------------
Down-Payment                    $AUD 300,000

New Leads from High             none
Thoughput Screening

IND (or equivalent)             $AUD 500,000

Commencement of Phase III       $AUD 1,500,000
Study

First Market Approval in each   US $AUD 1,5OO,OOO
of US, EU or JAP                EURO $AUD 750,000
                                JAP $AUD 750,000

Royalties                       1-2%
--------------------------------------------------------------------------------

Project Synopsis
--------------------------------------------------------------------------------

Name of Research Project: AB Interactions with mitochondrial respiratory chain complexes

Appendix 2.2b of the Research Collaboration Agreement

NSV-Project Code: U

PROJECT TEAM: DR. IAN TROUNCE (PROJECT LEADER/MELBOURNE):, WITH:

              DR. ROBERTO CAPPAI, PROF. COLIN MASTERS AND PROF. ED BYRNE.

CONTACT PERSON AT SAG: DR. THOMAS DYRKS: Thomas.Dyrks@Schering.de

START OF PROJECT:      AT SIGNATURE OF NSV/SAG RESEARCH CONTRACT

RESOURCES (FOR THE FIRST RESEARCH YEAR):

TOTAL NUMBER OF FTEs / POST DOCs AND TAs INVOLVED:


--------------------------------------------------------------------------------
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Project Title = AB Interactions with mitochondrial respiratory chain complexes
3rd March 2003
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Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

NSV: 3.5 FTE

SAG: Involvement of FTEs not planned within the first 2 years collaboration period

--------------------------------------------------------------------------------
RATIONALE: AB and a-SN may bind and inhibit mitochondrial oxidative phosphorylation complexes, decreasing ATP and/or increasing ros. If so, interference with this binding by targeted ligands may reduce neurotoxicity.

--------------------------------------------------------------------------------
SCIENTIFIC BACKGROUND:

MITOCHONDRIA HAVE EMERGED AS CENTRAL PLAYERS IN DOWNSTREAM PATHOLOGICAL EVENTS IN ALZHEIMER (AD) AND PARKINSON'S DISEASE (PH). OPPORTUNITIES NOW EXIST TO DEFINE ENTIRELY NEW THERAPEUTIC TARGETS BY UNDERSTANDING PRECISELY HOW ABERRANT PROTEINS EXERT DAMAGING EFFECTS ON MITOCHONDRIA. IN THIS INITIATIVE WE COMBINE EXPERTISE IN MITOCHONDRIAL DISEASES, MITOCHONDRIAL BIOCHEMISTRY, GENETICS AND CELL BIOLOGY, AND AB AND a-SYNUCLEIN PROTEIN CHEMISTRY. HERE WE PLAN TO TEST THE HYPOTHESES THAT AB (OR a-SN) CAN DIRECTLY INHIBIT OXIDATIVE PHOSPHORYLATION (OXPHOS), DECREASING ATP PRODUCTION AND/OR INCREASING ROS AND CONTRIBUTING TO NEURONAL DEATH. IF VALIDATED, WE AIM TO IDENTIFY NEW MOLECULAR TARGETS TO ENABLE NOVEL NEUROPROTECTIVE STRATEGIES IN AD AND PD, AND PROVIDE IN VITRO SYSTEMS FOR TESTING THESE.

OXPHOS COMPRISES FIVE MULTIMERIC PROTEIN COMPLEXES (CALLED COMPLEXES I TO V, ALSO CALLED THE RESPIRATORY CHAIN) THAT CONTAIN SUBUNITS OF BOTH NUCLEAR AND MTDNA ORIGIN. MITOCHONDRIAL DNA DISEASES, TYPICALLY SYNDROMIC, EXHIBIT A RANGE OF NEUROPATHOLOGY, SOME OF WHICH OVERLAP WITH FEATURES OF AD AND PD (FOR REVIEW SEE WALLACE 1999). OXPHOS, TOGETHER WITH THE INTEGRATED PROCESSES OF GLYCOLYSIS AND THE KREBS CYCLE, COMPRISE THE 'CORE BUSINESS' OF MITOCHONDRIA, PRODUCING ATP. OXPHOS ALSO PRODUCES MOST OF THE REACTIVE OXYGEN SPECIES (ROS) PRODUCED BY CELLS, WHICH IS A BY-PRODUCT OF RESPIRATION, RESULTING FROM AROUND 2% OF THE OXYGEN CONSUMED BEING INCOMPLETELY REDUCED BY ELECTRON LEAKAGE FROM THE RESPIRATORY CHAIN. INHIBITION OF OXPHOS CAN RESULT IN INCREASED OUTPUT OF ROS.

BIOCHEMICAL, PATHOLOGICAL, GENETIC AND TOXICOLOGICAL EVIDENCE POINTS TO MITOCHONDRIAL INVOLVEMENT IN THE NEURODEGENERATIVE PROCESS IN BOTH ALZHEIMER AND PARKINSON'S DISEASE (SEE BEAL 1998). MORE PRECISELY, THE EVIDENCE SUGGESTS THAT SECONDARY DEFECTS IN OXPHOS EMERGE WITH DISEASE PROGRESSION IN THESE DISORDERS. A WELL-ESTABLISHED FINDING FROM BRAIN IMAGING METHODS HAS BEEN AN IMPAIRMENT OF GLUCOSE UTILIZATION IN BRAIN REGIONS EXHIBITING NEURITIC PLAQUES IN AD PATIENTS (SIMS 1990). DECREASED CYTOCHROME, OXIDASE (OXPHOS COMPLEX IV) IS COMMONLY FOUND IN AD BRAIN (WONG-RILEY ET AL 1997, OJAIMI ET AL 1999). ULTRASTRUCTURAL STUDIES ON POSTMORTEM BRAIN HAVE RECENTLY CONFIRMED THE PRESENCE OF GROSS MITOCHONDRIAL ABNORMALITIES IN VULNERABLE NEURONS IN AD (HIRAI ET AL 2001).

THE ESTABLISHED FINDING THAT AB CAN INDUCE APOPTOSIS IN CULTURED NEURONS AND OTHER CELL TYPES WAS TAKEN AN IMPORTANT STEP FURTHER BY BEHL ET AL (1994) WHO SHOWED THAT AB TOXICITY WAS MEDIATED BY HYDROGEN PEROXIDE. RECENTLY IT HAS BEEN FURTHER DEMONSTRATED THAT MITOCHONDRIAL MEMBRANE POTENTIAL AND RESPIRATION ARE DECREASED IN CELLS INCUBATED WITH AB (PEREIRA ET AL 1999, FU ET AL 1998). IT REMAINS UNCLEAR HOW THE AB PEPTIDE EXERTS THESE EFFECTS. POSSIBILITIES INCLUDE SECONDARY INHIBITION OF RESPIRATION CONSEQUENT TO MEMBRANE PERTURBATION OR ROS PRODUCED BY AB. THE OTHER POSSIBILITY IS THAT EXPLORED IN THIS PROJECT, THAT AB MAY DIRECTLY BIND AND INHIBIT ONE OR MORE SITES OF OXPHOS COMPLEXES, DECREASING ATP PRODUCTION AND INCREASING ROS, AND DIRECTLY CONTRIBUTING TO INCREASED CELL DEATH.

PHARMACOTOXIC MODELS HAVE ALSO IMPLICATED RESPIRATORY CHAIN INHIBITION IN SPECIFIC NEURONAL CELL LOSS IN PD. IN DRUG-INDUCED PARKINSONISM THE NEUROTOXIN MPTP WAS FOUND TO INHIBIT COMPLEX I OF OXPHOS, WHILE CHRONIC INTOXICATION OF RATS WITH ANOTHER COMPLEX I INHIBITOR, ROTENONE, PRODUCES A PARKINSON SYNDROME WITH CORRESPONDING DOPAMINERGIC NEURONAL DROPOUT


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 30
Project Title = AB Interactions with mitochondrial respiratory chain complexes
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

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

(BETABET ET AL 2001). BIOCHEMICAL STUDIES CONSISTENTLY SHOW DECREASES IN OXPHOS COMPLEX I IN BOTH BRAIN AND PERIPHERAL TISSUES IN PD. RECENTLY OVEREXPRESSION OF a-SYNUCLEIN IN MOUSE NEURONAL CELLS HAS BEEN FOUND TO INTERFERE WITH MITOCHONDRIAL RESPIRATION AND CAUSE MORPHOLOGICAL DETERIORATION OF MITOCHONDRIA, ALTHOUGH THE EXACT SITES OF INHIBITION ARE AGAIN NOT YET KNOWN (HSU ET AL 2000).

OXIDANTS INCLUDING CERTAIN PRO-APOPTOTIC PROTEINS, CALCIUM OVERLOAD, AND REACTIVE OXYGEN SPECIES APPEAR TO DRIVE MITOCHONDRIA TO RELEASE APOPTOGENIC PROTEINS INCLUDING CYTOCHROME C AND AIF (SEE KROEMER & REED 2000). AN IMPORTANT QUESTION IS WHETHER THE RESPIRATORY CHAIN IS RECRUITED DIRECTLY TO INCREASE ROS TO TRIGGER APOPTOSIS, OR IF THE OBSERVED ROS INCREASES ARE SECONDARY TO OTHER APOPTOTIC EVENTS INVOLVING MITOCHONDRIA. "ROGUE" PROTEINS SUCH AS AB OR a-SYNUCLEIN ARE CANDIDATES FOR INAPPROPRIATELY MIMICKING SUCH A PUTATIVE MECHANISM. IMPORTANTLY, EXPERIMENTAL NEUROPROTECTIVE STRATEGIES THAT INHIBIT DOWNSTREAM ADOPTOTIC EVENTS (SUCH AS CASPASE INHIBITION) OFTEN PREVENT THE MORPHOLOGICAL TRAITS OF APOPTOSIS WITHOUT PREVENTING CELL DEATH. NEUROPROTECTIVE STRATEGIES DESIGNED TO PROTECT MITOCHONDRIA FROM OXIDATIVE STRESS CONSEQUENT TO AB OR a-SYNUCLEIN BINDING MAY BE MORE SUCCESSFUL.

REFERENCES FOR BACKGROUND AND RESEARCH PLAN:

Beal M.F. 1998, Biochim Biophys Acta 1366:211-233.
Behl C. et al 1994. Cell 77:817-827.
Betabet et al Nat Neurosci. 2000 3:1301-6.
Fu W et al 1998. Neurobiol Dis 5:229-243.
Hirai K et al 2001. J Neurosci 21:3017-3023.
Hsu I.J. et al 2000. Am J Pathol 157:401-410.
Kroemer G. & Reed JC. 2000. Nature Med 6:513-519.
Ojaimi J. et al 1999. Annals Neurol 46:656-60.
Pereira C. et al 1999. Neurobiol Dis 6:209-219.
Schagger H. 1996. Methods Enzymol 264:555-566.
Sims NR. 1990. Annals Neurol 27:691-693.
Trounce I. et al 1996. Methods Enzymol 264.
Wallace D.C. 1999. Science 283:1482-8.
Wong-Riley M. et al 1997. Vision Res 37:3593-3608.

--------------------------------------------------------------------------------
INOVATION:

By combining established expertise in mitochondrial biology (Trounce) and AB protein chemistry (Cappai) we offer a unique project with clear no-go criteria for the first year.

These experiments have not been reported to date by others.

--------------------------------------------------------------------------------
MAIN INDICATION:

Alzheimer disease

--------------------------------------------------------------------------------
SECONDARY INDICATION:

Parkinson's disease, Ageing

--------------------------------------------------------------------------------
COMPETITOR SITUATION:

WE EXPECT THIS AREA OF RESEARCH TO BE A HOT TOPIC OVER THE NEXT FEW YEARS BUT SPECIFIC APPROACHES AS OUTLINED WITHIN THIS PROJECT PROPOSAL ARE NOT KNOWN TO US SO FAR. OUR COMBINED EXPERTISE IN MITOCHONDRIAL BIOLOGY AND AB CELL BIOLOGY PLACES US IN A HIGHLY COMPETITIVE POSITION. THE PROPOSED EXPERIMENTS REQUIRE EXTENSIVE EXPERIENCE IN QUALITY CONTROL OF BOIH MITOCHONDRIAL PREPS AND AB HANDLING, AND COULD NOT BE UNDERTAKEN BY MOST "AD" RESEARCH GROUPS. OUR ACCESS TO FRESH BRAIN MATERIAL IS ALSO UNUSUAL AND MAY BE IMPORTANT IN ALLOWING US TO PROVE FUNCTIONAL IMPORTANCE IN THIS TARGET TISSUE.


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 31
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

THE COMPETITOR SITUATION WITH REGARD TO FREE RADICAL SCAVANGERS AND ANTIOXIDANTS, WHICH ARE IN CONTRAST TO THIS STRATEGY UNSPECIFIC APPROACHES, ARE SUMMARIES WITHIN THE TABLE BELOW.

------------------------------------------------------------------------------------------------------------------
Drug                        Originator              Mechanism of Action             Phase                Country
------------------------------------------------------------------------------------------------------------------
Idebenone                   Takeda                  Antioxidants, Undefined         Launched             Italy
                                                    mechanism                                            Portugal
                                                                                    Preregistration      Austria
                                                                                                         Germany
------------------------------------------------------------------------------------------------------------------
EGB 761                     Beaufour-Ipsen, Dr      Free radical scavengers,        Clinical-Phase-      Germany
                            Willmar Schwabe         Platelet activating factor      Unkown
                            Pharmaceuticals         antagonists
------------------------------------------------------------------------------------------------------------------
Research programme:         CeNeS                   Antioxidants                    Preclinical          United
antioxidants - CeNeS        Pharmaceuticals                                                              Kingdom
------------------------------------------------------------------------------------------------------------------
Research programme:         OXIS Therapeutics       Antioxidants                    Preclinical          USA
lipid soluble antioxidants
- OXIS
------------------------------------------------------------------------------------------------------------------
NCX 2213                    NicOx                   Antioxidants, Nitric oxide      Preclinical          France
                                                    donors
------------------------------------------------------------------------------------------------------------------
NCX 2216                    NicOx                   Antioxidants, Nitric oxide      Preclinical          France
                                                    donors
------------------------------------------------------------------------------------------------------------------
Research programme:         Centaur                 Free radical scavengers         Preclinical          USA
Nitrone-Related             Pharmaceuticals
Therapeutics - Centaur
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY POSITION: No patent filed or in preparation.

--------------------------------------------------------------------------------
RESEARCH PLAN:

Working-plan and corresponding milestones

1. ADAPTATION OF HOUSE RESPIRATION AND OXPHOS COMPLEX ASSAYS (1-6 MONTH).

ESTABLISH OPTIMAL BUFFER AND METAL CONDITIONS TO ENSURE PROPER FUNCTIONING OF THE OXOPHOS ASSAYS TOGETHER WITH DEFINED CONDITIONS FOR AB. WE WILL USE MITOCHONDRIA ISOLATED FROM CELL LINES FOR CONSISTENT PREP QUALITY (EBV-TRANSFORMED LYMPHOBLASTS FROM HEALTHY CONTROLS), BUT WE WILL ALSO USE FRESH HUMAN BRAIN MITOCHONDRIA TO TEST FOR TISSUE-SPECIFIC EFFECTS IN A SUB-SET OF EXPERIMENTS (ETHICS CLEARANCE IN PLACE). CRITICAL HERE WILL BE THE CAREFUL MONITORING OF AB PROPERTIES (AGGREGATION) IN THE BUFFER CONDITIONS USED FOR OXPHOS STUDIES, AND THE ADAPTATION OF THE BUFFERS WHERE NECESSARY.

2. ANALYSIS OF THE INHIBITORY POTENTIAL OF AB (3-6 MONTH).

WE WILL TEST AB 1-40, AB 1-42, AND CONTROLS INCLUDING SAME LENGTH REGIONS OF THE APP ECTODOMAIN AND A REVERSE PEPTIDE, AND THE RAT AB. PEPTIDES WILL BE TITRATED AGAINST INTACT MITOCHONDRIA OXIDISING BOTH COMPLEX I AND II-LINKED SUBSTRATES, AND OXYGEN CONSUMPTION MEASURED POLAROGRAPHICALLY. SPECTROPHOTOMETRIC ASSAYS WILL BE USED TO MEASURE ANY SPECIFIC


--------------------------------------------------------------------------------
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Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

INHIBITION OF COMPLEX I, II, III OR IV (TROUNCE ET AL 1996). ROS WILL BE MEASURED UNDER THE SAME CONDITIONS WITH A FLOURESCENCE MULTIPLATE READER, USING DCF AS A PROBE OF HYDROPEROXIDE PRODUCTION. CONTROLS WILL INCLUDE REACTIONS WITHOUT MITOCHONDRIA TO ACCOUNT FOR THE KNOWN PEROXIDE PRODUCING ABILITY OF AB IN CELL-FREE SYSTEMS.

3.1 VALIDATION OF SPECIFICITY OF THE INHIBITION (6-12 MONTH).

IT IS POSSIBLE THAT SEVERAL INDEPENDENT INHIBITORY EFFECTS OF AB WILL BE IDENTIFIED. IF POSITIVE, INHIBITION OF A SPECIFIC RESPIRATORY COMPLEX WILL INDICATE A CANDIDATE COMPLEX TO FURTHER PURSUE SPECIFIC BINDING STUDIES. IT IS ALSO POSSIBLE THAT SIGNIFICANT INHIBITION OF RESPIRATION WILL OCCUR WITHOUT SPECIFIC RESPIRATORY CHAIN PROTEIN BINDING, AS WOULD OCCUR IF A CLYCOLYSIS OR KREBS CYCLE ENZYME WAS INHIBITED. THIS IS AN ADVANTAGE OF INCLUDING THE INTACT MITOCHONDRIA RESPIRATION STUDIES. SUCH A RESULT WOULD REQUIRE A REVIEW OF OUR COMPETITIVE SITUATION AND IF PURSUED, DEVISING A STRATEGY TO CO-IP CANDIDATE PROTEINS.

3.2 DEVELOPMENT OF ASSAY FOR FUNCTIONAL VALIDATION: CELL BASED IN VITRO AB TOXICITY AND ROS/ATP MEASUREMENT (6-12 MONTH).

FLUORESCENT PROBES ARE AVAILABLE FOR MULTIPLATE AND/OR CONFOCAL ANALYSIS OF ROS, MITOCHONDRIAL MEMBRANE POTENTIAL AND CELLULAR ATP LEVELS. STANDARD APOPTOTIC MARKERS USING FIXED CELLS. ISSUES INCLUDE NEED TO MEASURE AB LEVELS IN CELLS AFTER TREATMENTS AND CORRELATE WITH LEVELS FOUND IMPORTANT IN BIOCHEMICAL STUDIES IN 2 ABOVE. SEE 4 BELOW FOR SUGGESTED CELL MODEL SYSTEMS.

4. FUNCTIONAL VALIDATION ON VITRO: CORRELATION BETWEEN NEURONAL APOPTOSIS (OR NECROSIS) INDUCED BY AB WITH DECREASE IN ATP AND/OR INCREASE IN ROS (12-24 MONTH).

SUGGESTED MODEL SYSTEMS: MOUSE NEURONAL CELLS AND HUMAN NEUROBLASTOMA CELLS FOR ACUTE EFFECTS. ORGANOTYPIC BRAIN SLICE EXPERIMENTS SHOULD BE CONSIDERED TO TEST FOR LONGER TIME COURSE AND NEURONAL SPECIFICITY OF TOXIC EFFECT(S). FOR FUNCTIONAL VALIDATION NEURONAL CELL DEATH WILL BE INDUCED BY AB AND CHANGES IN ATP AND/OR ROS WILL BE MONITORED. DISCRIMINATION OF OXPHOS-LINKED AB-INDUCED APOPTOSIS WILL PROBABLY BE INFORMED BY THE INHIBITION STUDIES, E.G. POTENTIATION OF CELL DEATH BY RESPIRATORY CHAIN INHIBITORS IN THE PRESENCE OF AB, COMPARED WITH NON AB-TREATED CELLS, OR DISTINCT TIME COURSE CHANGES IN ROS OR ATP LEVELS, COMPARED WITH OTHER PRO-APOPTOTIC AGENTS SUCH AS STAUROSPORINE.

5. IDENTIFICATION OF THE BINDING DOMAIN (12 - 18 MONTH).

ALL FIVE OXPHOS HOLOCOMPLEXES CAN BE ISOLATED FROM DODECYL-MALTOSIDE-SOLUBILIZED, AB-TREATED MITOCHONDRIA IN A SINGLE ELECTROPHORETIC STOP, USING "BLUE NATIVE" GEL ELECTROPHORESES (SHAGGER 1996). WESTERN BLOTTING USING ANTI-AB ANTIBODIES CAN THEN BE USED TO DEFINE BINDING COMPLEX(ES). THE PRECEDING BIOCHEMICAL (INHIBITION) STUDIES WILL INDICATE CANDIDATE COMPLEXES. 1D OR 2D GELS (2D GELS ONLY REQUIRED FOR COMPLEX I, WHICH HAS AROUND 40 POLYPEPTIDE SUBUNITS) WILL THEN BE USED TO DEFINE BINDING POLYPEPTIDE(S).

6. VERIFY SPECIFIC BINDING ON MOLECULAR LEVEL: CO-IP, ANTIBODY APPROACH, LABELED AB PEPTIDES (18-24 MONTH).

TEST SYNTHETIC PEPTIDES (MUTAGENESIS) OF THE AB SEQUENCE TO DEFINE BINDING MOTIF (HIS-RESIDUES...), INCLUDING VARYING PEPTIDE LENGTHS. CRYSTALLISATION OF THE AB/BINDING-DOMAIN: CLONING AND EXPRESSION OF AB-BINDING OXPHOS POLYPEPTIDE (BACTERIAL OR BACILLOVIRUS) AND PURIFICATION TO HOMOGENEITY. DEFINE BINDING KINETICS IN VITRO, THEN CRYSTALLISATION IF BINDING IS STABLE.

7.1 ASSAY DEVELOPMENT TOGETHER WITH SAG (24-30 MONTH).

7.2 FURTHER CHARACTERISATION OF BINDING MOTIF (24-36 MONTH).

1. THE IDENTIFICATION OF THE BINDING-MOLECULE/BINDING SITE TO DEVELOP AS SOON AS POSSIBLE A SUITABLE SCREENING ASSAY FOR SMALL MOLECULES AND

2. THE FUNCTIONAL PROCESS.


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 33
Project Title = AB Interactions with mitochondrial respiratory chain complexes
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

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MILESTONES:

1. SHOW INHIBITION OF OXPHOS RESULTING IN, DECREASING ATP PRODCUTION AND/OR INCREASING ROS (6 MONTH)

2. VALIDATION OF THE SPECIFICITY OF THE INTERACTION WITH THE MITOCHONDRIAL OXIDATIVE PHOSPHORYLATION-COMPLEXES (12 MONTH)

3.    IDENTIFICATION OF THE BINDING DOMAIN 18 MONTH

4.    FUNCTIONAL VALIDATION IN VITRO: 24 MONTH

5.    Verify specific binding on molecular level: 24 month.

--------------------------------------------------------------------------------
PROJECT FEASIBILITY: Laboratory requirements for the first phase of experiments are all in place. These include a dedicated mitochondrial cell culture facility with all equipment and expertise required for mitochondrial isolation from human cell lines. Similarly, full facilities are in place for polarographic measurement of coupled respiration, and spectrophotometric measurement of individual OXPHOS complexes I, II, III and IV. Fluorimetric detection of hydroperoxide production, as an endpoint assay for mitochondrial ROS, is also in place using fluorescent probes and a plate reader. If specific inhibition is demonstrated in the first phase, the group has the expertise to quickly establish the cell culture in vitro validation assays and begin the definition of the binding domain(s).

--------------------------------------------------------------------------------
CRITICAL ISSUES: SHOW PATHOLOGICAL/PHYSIOLOGICAL SIGNIFICANCE OF THE AB INTERACTION WITH THE MITOCHONDRIAL OXIDATIVE PHOSPHORYLATION COMPLEXES.

--------------------------------------------------------------------------------
NO-GO CRITERIA:

o FAILURE TO VERIFY A SPECIFIC INTERACTION OF AB PEPTIDES WITH THE MITOCHONDRIAL OXIDATIVE PHOSPHORYLATION COMPLEXES AFTER 12 MONTHS.

o     FAILURE TO VERIFY THE INTERACTION ON THE MOLECULAR LEVEL AFTER 18 MONTHS.

o Failure to show a correlation between neuronal apoptosis induced by AB with decrease in ATP and/or increase in ROS after 24 months.

--------------------------------------------------------------------------------
PROJECT STATUS: (TO BE FILLED OUT BY SAG)

Concept research with focus on target identification and validation. The target is a molecule involved in AB induced inhibition of mitochondrial oxidative phosphorylation complexes.

--------------------------------------------------------------------------------
DEFINITION OF PROJECT STATUS/PROJECT CRITERIA(S) NECESSARY FOR EXERCISING THE NEGOTIATION RIGHT:

1(degree) The target should be validated: (see Milestones No 4 and 5 // no-go criteria) Functional validation in vitro and verification of specific binding on molecular level after 24 month

2(degree) The target should be suitable for HTS

3(degree) The patent situation should allow HTS and drug development

If 1(degree) to 3(degree) are fulfilled we should exercise the Option: HTS, Hit to lead, BO proposal
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 34
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

(For details see "Project Criteria(s) necessary for exercising the Option")


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 35
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

Schedule 2

Project Management Committee
--------------------------------------------------------------------------------

Project Management Committee for Project described in Appendix 2.2b of the RCA and entitled AB Interactions with mitochondrial respiratory chain complexes

Institute Representative: Professor Edward Byrne

Project Leader Institute: Dr. Ian Trounce

Project Leader SCHERING: Dr. Thomas Dyrks


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 36
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

Schedule 3

Addresses for Service of Notices
--------------------------------------------------------------------------------

Prana Biotechnology (ACN 080 699 065)

Attention: Chief Operating Officer

Fax No.: +61 3 9690 8587

Address: Suite 2, 1233 High Street, Armadale, Victoria, 3143, Australia

Neurosciences Victoria Ltd

Attention: Chief Executive Officer

Fax No.: +61 3 83443832

Address: The Gatehouse, 2 Park Drive, Parkville, Victoria, Australia, 3052


--------------------------------------------------------------------------------
Appendix 2.2c of the Research Collaboration Agreement.                   Page 37
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

Schedule 4

Budget, Shares of Project Results and Proceeds of Commercialisation
--------------------------------------------------------------------------------

Item 1: Budget (clause 6(a))

With respect to this Project, NSV is providing AUD $525,000 per annum to Prana Biotechnology for the first six months. Subject to Proof of Concept at 6 months, the funding will be maintained at AUD $525,000 for validation strategies. Total funds are shown for the anticipated 24-month period of this Project.

            Research Funds

            The University of Melbourne         $  945,000

            Prana Proportion                    $  105,000 (10%)

            Total                               $1,050,000

Item 2: Parties' ownership share of Project Results (clause 7.2)

            Prana                       100%

            SCHERING                      0%

            Total                       100%

Item 3: Parties' entitlement to Commercialisation Proceeds (clauses 8.3 & 8.4)

            Prana                       100%

            Total                       100%

Item 4: Restrictions on NSV's right to Commercialise Background IP (clause 7.1)

            Rights to commercialise Background IP are non-exclusive


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 38
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003

Project Agreement
Neurosciences Victoria Ltd and Prana Biotechnology Ltd
--------------------------------------------------------------------------------

Executed in Melbourne, Victoria, Australia

Signatories to this Project Agreement:


Mr. Geoffrey Kempler            Executive Chairman
                                Prana Biotechnology Limited

                                                                 Date 11/03/2003

/s/ Geoffrey Kempler
-------------------------

--------------------------------------------------------------------------------
A/Prof William Hart             Chief Executive Officer,
                                Neurosciences Victoria Limited

                                                                 Date 11/03/2003

/s/ William Hart
-------------------------


Professor Edward Byrne          Deputy Chair
                                Neurosciences Victoria Limited

                                                                 Date  3/03/2003

/s/ Edward Byrne
-------------------------


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Appendix 2.2c of the Research Collaboration Agreement.                   Page 39
Project Title = AB Interactions with mitochondrial respiratory chain complexes 3rd March 2003